EXHIBIT (8)(d)(3)

AMENDMENT No. 3 TO PARTICIPATION AGREEMENT (GE/SSGA)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

THIS AMENDMENT (this “Amendment”), made and entered into as of the 30th day of November, 2016, by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company named in Schedule 1 (Registered Accounts and Unregistered Accounts) to this Amendment as may be revised from time to time (an “Account”), STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. (formerly, GE INVESTMENTS FUNDS, INC.) (the “Fund”), on its own behalf and on behalf of the Portfolios named in Schedule 1 (Portfolios) to this Amendment; SSGA FUNDS DISTRIBUTORS, LLC (successor in interest to GE INVESTMENT DISTRIBUTORS, INC) (the “Distributor”); and SSGA FUNDS MANAGEMENT, INC. (successor in interest to GE ASSET MANAGEMENT INCORPORATED) (the “Adviser”) amends that certain Participation Agreement, dated November 16, 2009, as amended by Amendment No. 1 to Participation Agreement dated May 1, 2011, Amendment No. 2 to Participation Agreement dated May 1, 2013 and the Consent to Assignment executed in 2016 (together, the “Agreement”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	References to “GE Investments Funds, Inc.” in the Agreement are hereby deleted in their entirety and replaced with “State Street Variable Insurance Series Funds, Inc.”

2.	References to “GE Asset Management Incorporated” in the Agreement are hereby deleted in their entirety and replaced with “SSGA Funds Management, Inc.”

3.	References to “GE Investment Distributors, Inc.” in the Agreement are hereby deleted in their entirety and replaced with “SSGA Funds Distributors, LLC.”

4.	Schedule 1 of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule 1.

All other terms and provision of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

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Effective Date: November 30, 2016

TRANSAMERICA LIFE INSURANCE COMPANY		SSGA FUNDS DISTRIBUTORS, LLC

By:	/s/ Eric Martin	By:	/s/ Jaclyn Collier
Name:	Eric Martin	Name:	Jaclyn Collier
Title:	Controller	Title:	Managing Director
Date:	7/21/17	Date:	8/4/17

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.		SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Jeanne LaPorta	By:	/s/ Ellen M Needham
Name:	Jeanne LaPorta	Name:	Ellen M Needham
Title:	President	Title:	President
Date:	7/27/17	Date:	8/1/17

SCHEDULE 1

Revised November 30, 2016

REGISTERED SEPARATE ACCOUNTS:

Separate Account VA B

NAME(S) OF PORTFOLIOS:

State Street Variable Insurance Series Funds, Inc..: State Street Total Return V.I.S. Fund – Class 3

REGISTERED CONTRACTS:

Transamerica Variable Annuity Series

Partners Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM Variable Annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica AxiomSM Variable Annuity

Transamerica LibertySM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

MEMBERS® LandmarkSM Variable Annuity

MEMBERS® FreedomSM Variable Annuity

MEMBERS® ExtraSM Variable Annuity

MEMBERS® LibertySM Variable Annuity

Transamerica Variable Annuity O-Share

Transamerica Variable Annuity I-Share

Transamerica InspireSM Variable Annuity

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